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                                                                    NEWS RELEASE


Contact:  William P. Morrissey                          For Release: Immediately
          Executive Vice President/
          Chief Operating Officer
          (617) 628-4000


                                CENTRAL BANCORP, INC. HOLDS
                              2007 ANNUAL STOCKHOLDERS MEETING

      SOMERVILLE, MASSACHUSETTS, July 26, 2007 - Central Bancorp, Inc. (NASDAQ:
CEBK) announced that it held its 2007 Annual Stockholders Meeting today. At the meeting, stockholders elected, with favorable votes of at least 78.7 % of the shares voted, John D. Doherty, Gregory W. Boulos and Albert J. Mercuri, Jr. as directors, each to serve for a three-year term.

      Central Bancorp, Inc. is the holding company for Central Bank, whose legal name is Central Co-operative Bank, a Massachusetts-chartered co-operative bank operating nine full-service banking offices, a limited service high school branch in suburban Boston and a stand alone 24-hour automated teller machine in Somerville.